NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF."

INCORPORATED UNDER THE LAWS OF THE STATE OF

Delaware

NUMBER

0100

SHARES

1,500,000

Dynamic Ventures Corp.

AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $.0001

THIS CERTIFIES THAT

ASHER ATIAH

Is The Record Holder Of ***ONE MILLION FIVE HUNDRED THOUSAND***

Shares of **Dynamic Ventures Corp.** Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: JANUARY 22, 2009

PRESIDENT

SECRETARY

CORPORATE SEAL Delaware

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501

By: ______ Authorized Signature